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                                                                     Exhibit 7.6

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment Agreement (this "Agreement") is made and entered into as of November 1, 2001 (the "Effective Date"), by and among Homeseekers.com, Incorporated, a Nevada corporation ("Assignor"), E-Home.com, Inc., D/B/A HomeMark, a Texas ("Assignee"), and EntrePort Corporation, a Florida corporation ("EntrePort").

                              W I T N E S S E T H:

         WHEREAS, Assignor and Assignee are parties to that certain Business Separation and Settlement Agreement dated as of the date hereof (the "Settlement Agreement"), pursuant to which Assignor has agreed to assign that certain Loan Agreement and the Security Agreement and Financing Agreement, each dated as of July 16, 2001, between EntrePort and Homeseekers (collectively, the "EntrePort Loan Agreements"), all promissory notes issued by EntrePort under the EntrePort Loan Agreements (the "EntrePort Notes," and together with the EntrePort Loan Agreements, the "EntrePort Agreements") and all financing statements filed with any jurisdiction which perfect or evidence Homeseekers' security interest under the EntrePort Agreements (collectively, the "UCC-1s"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Settlement Agreement.

         WHEREAS, EntrePort is a party to the EntrePort Agreements and has consented to the assignment of the EntrePort Agreements and UCC-1s to Assignee as provided hereunder.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and agreed, the parties hereto hereby, agree as follows:

                                    AGREEMENT

         1. Assignor hereby grants, bargains, sells, transfers, assigns and delivers unto Assignee, its successors and assigns, all of Assignor's right, title and interest in, to and under the EntrePort Agreements, copies of which are attached hereto as Exhibit A, and the UCC-1s. In addition, Assignor does
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hereby assign unto Assignee all rents, issues and profits arising from the
EntrePort Agreements, and all guarantees thereof. Assignee hereby accepts the assignment of the Entre Port Agreements.

         2. To the extent permitted to law or by the express terms of such warranties and guarantees, Assignee shall have the right in its own name to enforce, make a claim under, or file a suit on any warranty or guaranty assigned hereby. Assignor hereby represents and warrants that it has delivered to Assignee all written warranty or guaranty agreements assigned hereby.

         3. EntrePort hereby consents and agrees to the assignment of the EntrePort Agreements and the UCC-1s by Assignor to Assignee as provided hereunder and, from and after the Effective Date, EntrePort will render performance under the EntrePort Agreements to Assignee and will look only to Assignee with respect to any of Assignor's rights and obligations under the EntrePort

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 Agreements.

     4. The parties hereto agree to execute such further documents and agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     5. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

     6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

     7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard for conflict of law principles.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 ASSIGNOR:

                                    HOMESEEKERS.COM, INCORPORATED

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________



                                 ASSIGNEE:

                                    E-HOME.COM, INC.
                                    D/B/A HOMEMARK



                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________



                                 ENTREPORT:

                                    ENTREPORT CORPORATION

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

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